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                                                                    Exhibit 23.6



                     CONSENT OF PRICEWATERHOUSECOOPERS, LLP
                            INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of JDS Uniphase Corporation for the registration of 491,019 shares of its common stock and to the incorporation by reference therein of our report dated July 3, 1998, with respect to the financial statements of JDS FITEL Inc. incorporated by reference to JDS Uniphase Corporation's definitive proxy statement on Form 14-A filed on June 2, 1999.


/s/ PricewaterhouseCoopers, LLP

Ottawa, Ontario
July 13, 1999